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                                   EXHIBIT 3.2

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                             ADVANCED MEDICINE, INC.

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                  Pursuant to Sections 228, 242 and 245 of the
                General Corporation Law of the State of Delaware

              ----------------------------------------------------

         Advanced Medicine, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

     1. The name of the Corporation is Advanced Medicine, Inc. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of Delaware on November 19, 1996.

     2. This Amended and Restated Certificate of Incorporation was recommended to the stockholders for approval as being advisable and in the best interests of the Corporation at a meeting of the Board of Directors on February 26, 2000.

     3. That in lieu of a meeting and vote of stockholders, consents in writing have been signed by holders of outstanding stock having not less than the minimum number of votes that is necessary to consent to this amendment and restatement, and, if required, prompt notice of such action shall be given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     4. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended or supplemented.

         The text of the Corporation's second amended and restated certificate of incorporation is amended and restated in its entirety as follows:

         FIRST.   The name of the Corporation is Advanced Medicine, Inc.

         SECOND. The address of the registered office of the Corporation in the State of Delaware is 15 East North Street, Dover, County of Kent. The name of its registered agent at such address is Incorporating Services, Ltd.

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         THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 200,000,000 shares consisting of shares of 190,000,000 Common Stock with a par value of $.01 per share (the "Common Stock") and 10,000,000 shares of Preferred Stock with a par value of $.01 per share, (the "Preferred Stock").

         A description of the respective classes of stock and a statement of the designations, powers, preferences and rights, and the qualifications, limitations and restrictions of the Common Stock and Preferred Stock are as follows:

         A.   COMMON STOCK

         1. GENERAL. All shares of Common Stock will be identical and will entitle the holders thereof to the same rights, powers and privileges. The rights, powers and privileges of the holders of the Common Stock are subject to and qualified by the rights of holders of the Preferred Stock.

         2. DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

         3. DISSOLUTION, LIQUIDATION OR WINDING UP. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Common Stock shall entitle the holder thereof to receive an equal portion of the net assets of the Corporation available for distribution to the holders of Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

         4. VOTING RIGHTS. Except as otherwise required by law or this Amended and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held of record by such holder on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise required by law or provided herein, holders of Common Stock shall vote together with holders of the Preferred Stock as a single class, subject to any special or preferential voting rights of any then outstanding Preferred Stock. There shall be no cumulative voting.

         B.   PREFERRED STOCK

         The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors of the Corporation may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as otherwise provided in this Amended and Restated Certificate of


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Incorporation, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

         I.    UNDESIGNATED PREFERRED STOCK

         The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the undesignated Preferred Stock in one or more series, each with such designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series, and a certificate of said resolution or resolutions (a "Certificate of Designation") shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of this certificate of incorporation.

         FIFTH.     The Corporation is to have perpetual existence.

         SIXTH.     The following provisions are included for the management
of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Board of Directors and stockholders:

               1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

               2. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation, subject to any limitation thereof contained in the by-laws. The stockholders shall also have the power to adopt, amend or repeal the by-laws of the Corporation.

               3. Special meetings of stockholders may be called at any time only by the Chief Executive Officer, the President, the Chairman of the Board of Directors (if any), a majority of the Board of Directors or a majority of the stockholders. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

               5. The books of the Corporation may be kept at such place within or without the State of Delaware as the by-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

         SEVENTH.   The provisions of this Article are subject to the rights of the holders of any series of Preferred Stock from time to time outstanding.

         1. NUMBER OF DIRECTORS. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of a majority of the Board of Directors or by action of the stockholders, but in no event shall the number of directors be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the

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term of one or more directors or, for any reason, by action of the stockholders. The directors shall be elected at the annual meeting of stockholders, at any special meeting called for that purpose or by written consent by such stockholders as have the right to vote on such election. Directors need not be stockholders of the Corporation.

         2. ELECTION OF DIRECTORS. Elections of directors need not be by written ballot except as and to the extent provided in the by-laws of the Corporation.

         3. TERMS OF OFFICE. Each director shall serve for a term ending on the date of the annual meeting at which such director was elected or until earlier removed.

         6. TENURE. Notwithstanding any provisions to the contrary contained herein, each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

         7. VACANCIES. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, may be filled by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director or by action of the stockholders. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, if applicable, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office

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until the next election of directors and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

         8. QUORUM. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

         9. ACTION AT MEETING. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or the Corporation's by-laws.

         EIGHTH.   No director (including any advisory director) of the
Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

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         NINTH.   The Corporation reserves the right to amend or repeal any
provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.

         TENTH.   The provisions of Section 203 of the Delaware General
Corporation Law shall not apply to the Corporation.


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         IN WITNESS WHEREOF, the undersigned has hereunto signed his name and affirms that the statements made in this Amended and Restated Certificate of Incorporation are true under the penalties of perjury this ____ day of [ ], 2000.

                                       By:
                                          ---------------------------------
                                          Name:  James B. Tananbaum
                                          Title: President

Attest:

By:
   -------------------------------
      Bradford J. Shafer
      Secretary



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